   As filed with the Securities and Exchange Commission on November 29, 2001.
                                          Registration Statement No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form F-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                 I.I.S. INTELLIGENT INFORMATION SYSTEMS LIMITED
    (Exact name of Registrant as specified in its Charter and Translation of
                         Registrant's Name into English)

             Israel                                        None
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                              33 Jabotinsky Street
                                Ramat Gan, Israel
                                 972-3-751-0007
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                  Brown Raysman Millstein Felder & Steiner LLP
                                900 Third Avenue
                            New York, New York 10022
                        Attention: David M. Warburg, Esq.
            (Name, Address and Telephone Number of Agent for Service)

                   Copies of all communications to be sent to:

DAVID M. WARBURG, ESQ.                                   IAN ROSTOWSKY, ADV.
Brown Raysman Millstein Felder & Steiner LLP             Efrati, Galili & Co.
900 Third Avenue                                         6 Wissotsky Street
New York, New York 10022                                 Tel Aviv, 62338, Israel

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] Registration Statement
                                                  ----------------------
No.333-59548
------------

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                  _____________

================================================================================

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                            Proposed        Proposed
                                                             Maximum         Maximum
                                             Amount         Offering        Aggregate       Amount Of
          Title of Shares                    To Be            Price         Offering       Registration
         To Be Registered                  Registered      Per Unit/1/      Price/1/          Fee
---------------------------------------------------------------------------------------------------------
Ordinary Shares, par value NIS             497,465/2/         $1.11        $552,186.15       $138.05
0.003 per share

=========================================================================================================








______________

/1/ Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low reported sales price on the Nasdaq SmallCap Market on November 21, 2001.

/2/ Represents 497,465 additional shares to be registered pursuant to Rule 462(b) and in connection with the earlier effective registration statement for the same offering on Registration Statement No. 333-59548.

                                Explanatory Note

         This registration statement is being filed pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act of 1933, as amended (the "Securities Act"), and includes the registration statement facing page, this page, the signature page, an exhibit index, a legal opinion and related consent and accountant's consent. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-3 (File No. 333-59548) of I.I.S. Intelligent Information Systems Ltd. (the "Company") declared effective by the Securities and Exchange Commission (the "Commission") on May 18, 2001, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are incorporated by reference into this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramat Gan, State of Israel, on the 28th day of November, 2001.

                                          I.I.S. INTELLIGENT INFORMATION SYSTEMS
                                          LIMITED

                                          By:   /s/ Robi Hartman
                                                --------------------------------
                                                Robi Hartman
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Robi Hartman (with full power to him to act alone) his true and lawful attorney-in-fact, with power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) and supplements to this Registration Statement and any subsequent registration statement relating to the offering contemplated by such Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                     Title                                    Date
     ---------                                     -----                                    ----
/s/ Robi Hartman                         Chairman of the Board,                         November 28, 2001
------------------------------------     Chief Executive Officer and
Robi Hartman                             Acting Chief Financial Officer
                                         (Principal Executive, Financial
                                         and Accounting Officer)


/s/ David Rubner                         Director                                       November 28, 2001
------------------------------------
David Rubner

                                         Director
------------------------------------
Moshe Kahn

 /s/ Jonathan Nativ                      Director                        November 28, 2001
------------------------------------
Jonathan Nativ


/s/ Aharon Jacobowitz                    Director                        November 28, 2001
------------------------------------
Aharon Jacobowitz


/s/ Yael Ilan                            Director                        November 28, 2001
------------------------------------
Yael Ilan

                                         Director
------------------------------------
Gideon Marks






Authorized Representative in the United States:

IIS, Inc.

By:      /s/ Robi Hartman                                      November 28, 2001
         --------------------------------
Name:     Robi Hartman
Title:    Authorized Signatory

        Index of Exhibits to Registration Statement on Form F-3 of I.I.S.
                     Intelligent Information Systems Limited


5.1     Opinion of Efrati, Galili & Co.
23.1 Consent of Kost Forer and Gabbay to the use and incorporation by reference of their report on the consolidated financial statements of the Registrant for each of the three years ended December 31, 2000.
23.2    Consent of Efrati, Galili & Co. (contained in its opinion filed as
        Exhibit 5.1 hereto).
24      Power of Attorney.